Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

KAR Completes Spin-off of IAA Salvage Auction Business

CARMEL, Ind. – June 28, 2019 – KAR Auction Services Inc. (NYSE: KAR), a global automotive remarketing and technology services provider, announced today that it successfully completed its previously announced separation of IAA, Inc. (“IAA”). IAA is now an independent public company, trading on the New York Stock Exchange under the ticker symbol “IAA.” In early 2018, KAR announced the proposed separation with the goals of increasing shareholder value and allowing each company greater flexibility to accelerate its distinct strategic priorities. KAR will continue to focus on its auction marketplaces and has made meaningful investments and acquisitions to bolster its digital, data analytical and technology capabilities while expanding the company’s international footprint.

“Today marks the beginning of a new era for KAR and our investors, employees and diverse customers around the globe,” said Jim Hallett, KAR chairman and CEO. “KAR’s strong, focused strategy positions us well to lead the digital evolution of our industry and expand our broad portfolio of innovative, integrated and data-driven solutions. We look forward to seizing the many opportunities ahead, advancing our entrepreneurial culture, and upholding our historical commitment to customer service.”

KAR will continue to operate its physical, online and digital whole car auction marketplaces and offer a broad scope of ancillary and related services, including dealer floorplan financing, logistics, inspections and fleet management solutions. The company also maintains a leadership position in the use of data and technology to deliver clear, actionable insights to customers on pricing, matching supply and demand and inventory optimization. In 2018, KAR generated approximately $2.4 billion of revenue. It is well-positioned with attractive opportunities for enhanced growth and margins around the globe.

IAA will operate the pre-separation salvage auction businesses of KAR, primarily comprised of Insurance Auto Auctions, Inc. in the United States, Impact Auto Auctions Ltd. in Canada and HBC Vehicle Services Limited in the United Kingdom. Through those businesses, IAA has been a leader in total loss claim solutions and damaged and salvage vehicle auctions in North America and the United Kingdom. In 2018, Insurance Auto Auctions Inc. generated approximately $1.3 billion of revenue.

Under the terms of the spin-off, KAR shareholders retained their KAR shares and received one IAA share for every KAR share held as of 5:00 p.m. EDT on June 18, 2019, the record date for the distribution. Beginning today, IAA will commence “regular way” trading on the NYSE.

Barclays Capital Inc. acted as financial advisor to KAR and IAA in connection with the separation. Skadden, Arps, Slate, Meagher & Flom LLP acted as counsel in connection with the transaction.

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KAR Contacts
Media Inquiries:	Analyst Inquiries:
Gene Rodriguez Miller	Mike Eliason
(317) 343-5243	(317) 249-4559
gene.rodriguez@karauctionservices.com	mike.eliason@karauctionservices.com

About KAR Auction Services
KAR Auction Services (NYSE: KAR) provides sellers and buyers across the global wholesale used vehicle industry with innovative, technology-driven remarketing solutions. KAR’s unique end-to-end platform supports whole car, salvage, financing, logistics and other ancillary and related services, including the sale of nearly 3.5 million units valued at approximately $30 billion through our auctions. Our integrated physical, online and mobile marketplaces reduce risk, improve transparency and streamline transactions for customers in more than 70 countries. Headquartered in Carmel, Ind., KAR has approximately 15,000 employees across the United States, Canada, Mexico and Europe. For more information go to www.karauctionservices.com. For the latest KAR news follow us on Twitter @KARspeaks.

Forward-Looking Statements
Certain statements contained in this release include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and which are subject to certain risks, trends and uncertainties. In particular, statements made that are not historical facts may be forward-looking statements. Words such as “should,” “may,” “will,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” and similar expressions identify forward-looking statements. Such statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results projected, expressed or implied by these forward-looking statements. Such forward-looking statements include the statements regarding future financial and operating performance of each company, benefits and synergies of the separation, strategic and competitive advantages of each company, future opportunities for each company and any other statements regarding events or developments that KAR or IAA believes or anticipates will or may occur in the future. Factors that could cause or contribute to such differences include those matters disclosed in KAR’s Securities and Exchange Commission filings. KAR disclaims any obligation or undertaking to update any forward-looking statements.